UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2004

Commission file number: 0-30900

XO Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1983517 (I.R.S. employer identification no.)

11111 Sunset Hills Road
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 547-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets.

     On June 23, 2004, XO Communications, Inc. (“XO”) announced that it completed its $635 million acquisition of all of the local exchange carrier businesses of Allegiance Telecom, Inc. (“Allegiance”) for approximately $324 million in cash, and 45,380,000 shares of XO common stock (the “Acquisition”). The amount of cash consideration paid may be adjusted based on the pending bankruptcy claim filed by XO against the Allegiance Telecom Liquidating Trust (“ATLT”) discussed in Item 7(b) below. XO initially funded the cash portion of the purchase price from its cash on hand, which it replenished shortly after closing the Acquisition through the issuance of 4 million shares of Class A convertible preferred stock for $200.0 million. Allegiance had been operating under bankruptcy protection of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Allegiance was a facilities-based national local exchange carrier that provided integrated telecommunications services to business, government and other institutional users in 36 major metropolitan areas across the United States. Allegiance’s service offerings included voice, data and integrated communications services. XO did not acquire Allegiance’s customer premise installation and maintenance business, shared hosting business or dedicated dial-up access service business. In addition, all bankruptcy related reorganization costs and claims are expressly excluded under the terms of the asset purchase agreement between XO and Allegiance, (the “Asset Purchase Agreement”).

     This Current Report on Form 8-K/A of XO, amends the Current Report on Form 8-K of XO dated June 29, 2004 to incorporate (i) as required by Item 9.01(a) Financial Statements of Businesses Acquired, consolidated financial statements of Allegiance as of December 31, 2003 and December 31, 2002, and for each of the years ended December 31, 2003, 2002 and 2001, and the unaudited interim consolidated financial statements of Allegiance as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 and (ii) as required by Item 9.01(b) Pro Forma Financial Information, unaudited pro forma combined condensed financial statements of XO as of and for the three months ended March 31, 2004 and for the year ended December 31, 2003 giving effect to the Acquisition and the convertible preferred stock issuance.

Item 9.01 Financial Statements and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

I.	Allegiance Telecom, Inc. Financial Statements as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 on file with the Securities and Exchange Commission (www.sec.gov) as Form 10-K filed on April 14, 2004, file number 000-24509 are herein incorporated by reference.

II.	Allegiance Telecom, Inc. unaudited interim consolidated condensed financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 on file with the Securities and Exchange Commission (www.sec.gov) as Form 10-Q filed on May 17, 2004, file number 000-24509 are herein incorporated by reference.

(b)  PRO FORMA FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Condensed Balance Sheet of XO as of March 31, 2004 and the Unaudited Pro Forma Combined Condensed Statements of Operations of XO for the three months ended March 31, 2004 and the year ended December 31, 2003 give effect to the Acquisition and the convertible preferred stock issuance. The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the Acquisition and the convertible preferred stock issuance occurred on March 31, 2004. The Unaudited Pro Forma Combined Condensed Statements of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003 assume the Acquisition and the convertible preferred stock issuance occurred on January 1, 2003. The unaudited pro forma financial data is based on the historical consolidated financial statements of XO and the historical consolidated financial statements of Allegiance and the pro forma assumptions and adjustments set forth in the accompanying explanatory notes.

     The historical basis of XO’s assets and liabilities were not affected by the Acquisition, with the exception of revenue attributable to sales between Allegiance and XO executed in periods prior to the Acquisition. For purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet as of March

31, 2004, the acquired assets and assumed liabilities of Allegiance have been recorded at their estimated fair values. The values assigned in these pro forma financial statements are preliminary and represent management’s best estimate of current values which are subject to revision due to changes in estimates of fair value as well as the pending bankruptcy claim discussed below.

     XO filed an administrative claim with the Bankruptcy Court in August 2004 against the ATLT for at least approximately $40.0 million under the Asset Purchase Agreement and related documents. In the event XO is successful in recovering on account of its administrative claim, such recovery could lower the purchase price, and change the pro forma adjustments recorded in the accompanying pro forma financial statements.

     Under the terms of the Asset Purchase Agreement, the purchase price paid by XO was approximately $635 million, of which approximately $324 million was paid in cash. The balance of the purchase price consists of 45,380,000 shares of XO common stock valued at approximately $311 million. The assets acquired under the Asset Purchase Agreement include accounts receivable, property and equipment and real estate leases for office space, and technical space used for equipment related to the telecommunications business of Allegiance. XO intends to continue substantially the same uses of these assets going forward.

     XO expects to achieve, over time, approximately $160 million in annual synergies as a result of the Acquisition. The accompanying Unaudited Combined Condensed Statements of Operations exclude any benefits that may result from these synergies or additional savings that may be derived from the elimination of duplicative efforts.

     Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for XO, and the historical consolidated financial statements and accompanying notes thereto for Allegiance incorporated by reference to this Current Report on Form
8-K/A.

     As a result of the ongoing disputes with the ATLT under the Asset Purchase Agreement and related documents, XO has reserved any and all claims under such documents. The outcome of these disputes may result in changes to the pro forma financial information presented herein and nothing contained herein shall constitute a waiver of XO’s claims or an admission with respect to those claims.

XO COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of March 31, 2004
(dollars in thousands expect per share data)

			Pro Forma Adjustments
					Convertible
	Historical	Historical	Allegiance		Preferred	Pro Forma
	XO(a)	Allegiance(a)	Acquisition		Stock(g)	XO
ASSETS
Current assets:
Cash and cash equivalents	$370,515	$247,020	$(247,020	)(b)
			(324,000	)(c)	$200,000	$246,515
Marketable securities	26,292	2,516	(2,516	)(b)		26,292
Accounts receivable, net of allowance for doubtful accounts	97,034	116,161	(73,690	)(b)		139,505
Other current assets	46,902	21,517	(12,910	)(b)		55,509

Total current assets	540,743	387,214	(660,136)		200,000	467,821
Property and equipment, net	491,715	629,393	(88,286	)(b)
			(158,770	)(d)		874,052
Broadband wireless licenses and other intangibles, net	102,974	—	68,052	(d)		171,026
Goodwill			176,794	(d)		176,794
Other assets, net	83,354	39,907	(25,025	)(b)
			(2,046	)(d)		96,190

Total assets	$1,218,786	$1,056,514	$(689,417)		$200,000	$1,785,883

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$65,737	$26,257	$(11,717	)(b)		$80,277
Accrued liabilities	199,123	67,833	(43,172	)(b)
			4,503	(d)
			(124	)(f)		228,163
Current liabilities subject to compromise	—	1,335,249	(1,313,113	)(b)
			(5,110	)(d)
			(17,026	)(e)		—

Total current liabilities	264,860	1,429,339	(1,385,759)			308,440
Long-term debt and accrued interest payable	345,882	—	—			345,882
Other long-term liabilities	74,036	—	12,517	(e)		86,553

Total liabilities	684,778	1,429,339	(1,373,242)			740,875
Class A convertible preferred stock	—	—	—		200,000	200,000
Stockholders’ equity (deficit):
Warrants and common stock	683,134	3,064	311,000	(c)
			(3,064	)(b)		994,134
Additional paid in capital	—	1,808,335	(1,808,335	)(b)		—
Deferred compensation	(850)	(1,463)	1,463	(b)		(850)
Accumulated other comprehensive income	2,772	—	—			2,772
Accumulated deficit	(151,048)	(2,182,761)	2,182,761	(b)		(151,048)

Total stockholders’ equity (deficit)	534,008	(372,825)	683,825			845,008

Total liabilities and stockholders’ equity (deficit)	$1,218,786	$1,056,514	$(689,417)		$200,000	$1,785,883

     XO filed an administrative claim with the Bankruptcy Court in August 2004 against the ATLT for at least approximately $40.0 million under the Asset Purchase Agreement and related documents. In the event XO is successful in recovering on account of its administrative claim, such recovery could lower the purchase price, and change the pro forma adjustments recorded in the accompanying pro forma balance sheet.

     As a result of the ongoing disputes with the ATLT under the Asset Purchase Agreement and related documents, XO has reserved any and all claims under such documents. The outcome of these disputes may result in changes to the pro forma financial information presented herein and nothing contained herein shall constitute a waiver of XO’s claims or an admission with respect to those claims.

(a)	These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the historical balance sheet of Allegiance to conform to the presentation used by XO.

(b)	As discussed above in Item 2, XO did not purchase certain business operations of Allegiance. In addition, as the Acquisition occurred while Allegiance was in bankruptcy, XO was able to direct Allegiance to reject certain contracts, and under the terms of the Asset Purchase Agreement, has no responsibility for any of Allegiance’s reorganization costs or claims. This entry removes the assets and liabilities not acquired as well as assets and liabilities not assumed.

(c)	Cash and stock consideration paid for the Acquisition, including acquisition costs.

(d)	To adjust identified assets and liabilities acquired to their estimated fair value. The preliminary allocation of the purchase price to the acquired identifiable intangible assets and assumed liabilities of Allegiance was based on a preliminary independent appraisal and other currently available information. The final allocation may differ significantly. The following table summarizes the preliminary allocation of the purchase price (dollars in thousands):

Current assets	$51,078
Property and equipment	382,337
Goodwill	176,794
Other intangible assets	68,052
Other long-term assets	12,836

Total assets acquired	$691,097
Current liabilities	(43,580)
Long-term liabilities	(12,517)

Total liabilities acquired	$(56,097)

Purchase price	$635,000

Other intangible assets consist predominantly of customer relationships. Long-term liabilities consist of capital lease obligations.

(e)	Adjustments to reflect current and noncurrent portions of assumed capital lease obligations.

(f)	Adjustments to eliminate payable to XO for telecommunications services.

(g)	Issuance of 4 million shares of Class A Convertible Preferred Stock for $200.0 million. The Class A Convertible Preferred Stock ranks senior to XO’s common stock. Holders of the Class A Convertible Preferred Stock are not entitled to receive annual dividends, however, the liquidation preference of the Class A Convertible Preferred Stock automatically increases at a rate of 1.5% each quarter through the maturity date, January 15, 2010. XO is required to redeem the then-outstanding shares of Class A Convertible Preferred Stock on the maturity date at 100% of their aggregate liquidation preference, including compounded accretion through that date, unless earlier redeemed or converted into XO’s common stock. If all of the shares of Class A Convertible Preferred Stock were to remain outstanding on the maturity date, XO may, at its sole option, redeem the Class A Convertible Preferred Stock for cash if at any time after the third anniversary of the issue date of such shares the average market price of XO’s common stock for the 20 days prior to such redemption is equal to or greater than 250% of the conversion price of the Class A Convertible Preferred Stock.

XO COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003
(dollars in thousands except per share data)

			Pro Forma Adjustments
					Convertible
		Historical	Allegiance		Preferred
	Historical XO (a)	Allegiance (a)	Acquisition		Stock (i)	Pro Forma XO
Revenue	$1,110,483	$776,870	(2,837	)(b)
			(257,311	)(c)		$1,627,205
Costs and expenses:
Cost of service	422,129	379,320	(2,837	)(b)
			(115,073	)(c)		683,539
Selling, operating and general	679,286	413,683	(65,170	)(c)		1,027,799
Depreciation and amortization	109,308	257,170	(6,711	)(c)
			(250,459	)(d)
			115,172	(e)		224,480
Restructuring and asset write-downs.	11,618	—				11,618
Goodwill impairment charge	—	2,105	(2,105	)(c)		—

Total costs and expenses	1,222,341	1,052,278	(327,183)			1,947,436
Loss from operations	(111,858)	(275,408)	67,035			(320,231)
Investment income, net	46,152	6,679	(6,679	)(c)		46,152
Interest expense, net	(36,848)	(67,736)	67,736	(f)
			(1,683	)(g)		(38,531)

Net loss before reorganization items	(102,554)	(336,465)	126,409			(312,610)

Reorganization items	—	(23,524)	23,524	(c)		—

Net loss	$(102,554)	$(359,989)	$149,933			$(312,610)

Preferred stock dividends	$—	$—	$—		$(12,273)	$(12,273)
Net loss applicable to common shares	$(102,554)	$(359,989)	$149,933		$(12,273)	$(324,883)

Net loss per common share, basic and diluted	$(1.07)	$(2.98)	—			$(2.30)

Weighted average shares, basic and diluted	95,632,859		45,380,000	(h)		141,012,859

XO COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Quarter Ended March 31, 2004
(dollars in thousands, except per share data)

			Pro Forma Adjustments
		Historical	Allegiance		Convertible
	Historical XO (a)	Allegiance (a)	Acquisition		Preferred Stock (i)	Pro Forma XO
Revenue	$260,945	$179,993	(558	)(b)
			(57,638	)(c)		$382,742
Costs and expenses:
Cost of service	109,961	70,311	(558	)(b)
			(18,028	)(c)		161,686
Selling, operating and general	168,553	85,479	(13,337	)(c)		240,695
Depreciation and amortization	25,697	56,165	(1,567	)(c)
			(54,598	)(d)
			28,793	(e)		54,490

Total costs and expenses	304,211	211,955	(59,295)			456,871
Loss from operations	(43,266)	(31,962)	1,099			(74,129)
Investment income net	1,376	564	(564	)(c)		1,376
Interest expense, net	(6,604)	(9,026)	9,026	(f)
			(395	)(g)		(6,999)

Net loss before reorganization items	(48,494)	(40,424)	9,166			(79,752)

Reorganization items	—	(19,467)	19,467	(c)		—

Net loss	$(48,494)	$(59,891)	$28,633			$(79,752)

Preferred stock dividends	$—	$—	$—		$(3,184)	$(3,184)
Net loss applicable to common shares	$(48,494)	$(59,891)	$28,633		(3,184)	$(82,936)

Net loss per common shares, basic and diluted	$(0.37)	$(0.50)	—			$(0.47)

Weighted average shares, basic and diluted	129,406,599		45,380,000	(h)		174,786,599

     XO filed an administrative claim with the Bankruptcy Court in August 2004 against the ATLT for at least approximately $40.0 million under the Asset Purchase Agreement and related documents. In the event XO is successful in recovering on account of its administrative claim, such recovery could lower the purchase price, and change the pro forma adjustments recorded in the accompanying pro forma statements of operations.

     As a result of the ongoing disputes with the ATLT under the Asset Purchase Agreement and related documents, XO has reserved any and all claims under such documents. The outcome of these disputes may result in changes to the pro forma financial information presented herein and nothing contained herein shall constitute a waiver of XO’s claims or an admission with respect to those claims.

(a)	These columns reflect the historical statements of operations of the respective companies. Certain reclassifications have been made to the historical financial statements of Allegiance to conform to the presentation used by XO.

(b)	Eliminates historical intercompany sales transactions between XO and Allegiance.

(c)	Removes revenue and expenses not acquired, including revenue and expenses of the customer premise installation and maintenance, shared hosting, and dedicated dial-up access service businesses, as well as reorganization items directly attributable to the Allegiance bankruptcy which are expressly excluded in the Asset Purchase Agreement. This adjustment does not include any synergies or any benefit from the rejection of Allegiance contracts through bankruptcy.

(d)	Removes historical depreciation and amortization expense attributable to Allegiance.

(e)	Records depreciation and amortization expense for tangible and intangible assets obtained in the Acquisition based on preliminary purchase price allocation. The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma condensed financial statements. Adjustments to these assets would also affect depreciation and amortization expense.

(f)	Removes historical interest expense attributable to Allegiance as related debt that was excluded in the Asset Purchase Agreement.

(g)	Records interest expense to reflect interest attributable to the capitalized leases assumed in the Acquisition.

(h)	Shares issued as part of the consideration paid to Allegiance for the Acquisition.

(i)	Records preferred stock dividends associated with the issuance of 4 million shares of convertible preferred stock.

(c) EXHIBITS

23.1	Consent of KPMG LLP

23.2	Notice regarding lack of consent of Arthur Andersen LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO Communications, Inc.

Dated: September 7, 2004	/s/ William Garrahan

William Garrahan Senior Vice President and Acting Chief Financial Officer (Principal Financial Officer)